EXHIBIT 5.1

                  [LETTERHEAD OF GIORDANO, HALLERAN & CIESLA]

August 29, 2005

BigString Corporation
2150 Highway 35, Suite 250
Sea Girt, New Jersey 08750

      Re:   Registration Statement on Form SB-2
            -----------------------------------

Ladies and Gentlemen:

We have acted as counsel to BigString Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing on this date by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to which Registration Statement this opinion letter is attached as an exhibit, for the registration of 11,869,125 shares of the Company's common stock, par value $.0001 per share (iCommon Stock"), which are currently issued and outstanding and held by certain stockholders of the Company. The shares of Common Stock included for registration in the Registration Statement are being registered by the Company for the benefit of the holders thereof.

In rendering the opinion set forth below, we have examined and relied upon the originals, specimens, or photostatic or certified copies of (a) the Registration Statement, and (b) such certificates, corporate and public records, agreements and instruments and other information and documents as we deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of each document, agreement and instrument submitted to us as an original, the conformity to the original of each document, agreement and instrument submitted to us as a certified copy or

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[LETTERHEAD]

BigString Corporation
August 29, 2005
Page 2

photostatic copy, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company.

In addition, we have assumed, in rendering the opinion set forth below, that any stock certificate evidencing any shares of the Company's Common Stock being registered under the Registration Statement has been duly executed on behalf of the Company.

We express no opinion concerning the laws of any jurisdiction other than those of the United States of America, and the laws of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock being registered under the Registration Statement have been duly authorized and are validly issued and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the Commission.

                                        Very truly yours,


                                        /s/ Giordano, Halleran & Ciesla
                                        A Professional Corporation

                                        GIORDANO, HALLERAN & CIESLA
                                        A Professional Corporation

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